SEPARATION AGREEMENT

WHEREAS, Louis J. Petrucelly (hereinafter referred to as “Employee”) and PASSUR Aerospace, Inc. (hereinafter referred to as “Company”) wish to end the employment relationship between them and wish to resolve any and all claims, disputes or causes of action that do or may exist between them;

NOW THEREFORE, in consideration of the mutual covenants and other valuable considerations contained herein, Company and Employee agree as follows:

1.Employee’s employment with Company ends effective at the close of business on November 13, 2020 (the “Resignation Date”) pursuant to Employee’s voluntary resignation, a copy of which is attached hereto as Exhibit A.

2.Company shall (a) pay the December, 2020 and January, 2021 monthly premium costs of any continuation coverage under the Company’s group medical benefit plan, for which Employee is eligible and makes appropriate election, and (b) pay Employee a separation payment in an amount equal to eight (8) weeks of his last applicable base salary rate, subject to applicable deductions, payable in equal installments, commencing on the first practicable payroll date following the Resignation Date, and subject to the non-revocation by Employee of this Agreement pursuant to Paragraph 12.  Employee hereby acknowledges that if he revokes this Agreement within the time period specified in Paragraph 12, Employee shall have no right to receive the payments specified in Paragraph 2 and this Agreement shall terminate and have no force and effect.

3.Employee acknowledges that the amounts recited in Paragraph 2 of this Agreement exceed any amount for which Employee is eligible under any policy, plan or practice of Company.

4.Employee agrees to cooperate with Company and its representatives regarding transition of his duties and any actual or potential claims or litigation by or against Company involving matters about which Employee possesses knowledge.

5.Employee, on behalf of himself, his executors, administrators and assigns, hereby releases Company, its affiliates and all of their respective directors, officers, agents, employees, benefit plans, fiduciaries and administrators of such benefit plans and their successors and assigns (hereinafter “Released Parties”) from any and all claims or causes of action of any kind, in law or in equity, by contract, tort, or pursuant to federal, state, or local statute, regulation, ordinance, or common law, arising on or before the date Employee signs this Agreement, other than vested rights under benefits plans, which Employee has, had or may have against any Released Party, whether or not now known, arising from Employee’s recruitment for employment with Company, his employment with Company, or the termination of his employment with Company, including without limitation any claims for violation of the following federal and state laws(where applicable, as amended):

●Title VII of the Civil Rights Act of 1964;

●the Age Discrimination in Employment Act;

●the Americans With Disabilities Act;

●the Equal Pay Act of 1963;

●the Fair Labor Standards Act of 1938:

●all applicable federal and State Family and Medical Leave Acts;

●the Employee Retirement Income Security Act;

●all applicable federal and State Worker Adjustment and Retraining Notification Acts;

●all applicable federal and State statutes relating to wages, hours, and/or working conditions;

●all other federal and/or state statutes, regulations, and/or constitutional provisions relating to employment and/or barring discrimination or retaliation in employment on any basis;

●any statute, state or federal, that provides for the payment of attorney fees to the prevailing party on any claim or cause of action; and

●all other legal and equitable doctrines relating to employment or the termination thereof, whether in contract, express or implied, oral or written, or in tort; including but not limited to breach of a covenant of good faith and fair dealing, breach of a contract of permanent employment, the tortious or negligent violation or breach of contractual duties, the tortious or wrongful discharge from employment, the tortious interference with a contractual or business relationship or expectancy, promissory estoppel, negligent or intentional misrepresentation, defamation, libel, slander, the intentional or negligent infliction of emotional or mental distress, and invasion of privacy.

6.Employee hereby represents and affirms (a) that neither Employee nor any other person, organization, or entity acting on his behalf has commenced, maintained, prosecuted or participated in any complaint, claim, or action against Company or any of the Released Parties, in any court or before any administrative, investigative, or arbitral body or agency, (b) that to the best of Employee’s knowledge and belief, there is no outstanding claim or demand for relief against Company or any of the Released Parties by Employee or any other person, organization, or entity acting on his behalf, and (c) that neither Employee nor any other person, organization, or entity acting on his behalf will in the future commence, maintain, prosecute, or participate in any complaint, claim of any nature or description, or action against Company or any of the Released Parties for any claim released herein in any court or before any administrative, investigative, or arbitral body or agency.

7.Notwithstanding the provisions of Paragraph 5 and 6, Employee is not giving up any rights to pursue or receive benefits that (a) are vested under any Company retirement or benefit plan as of the Resignation Date (which benefits shall be treated in accordance with the applicable Company retirement or benefit plan and the applicable award or similar agreement) or (b) which have been or might be awarded, whether before, on, or after the Resignation Date, with respect to any pending Workers’ Compensation claim filed prior to the Resignation Date.  In addition, nothing in this Agreement shall prohibit or restrict Employee from (c) filing a charge of employment discrimination against any Released Party with the Equal Employment Opportunity Commission (“EEOC”) and/or any State deferral agency, (d) cooperating with the EEOC and/or any State deferral agency in connection with such a charge filed by someone else (although this Agreement will prohibit Employee from receiving any money award in connection with any State deferral agency or EEOC charge), (e) voluntarily communicating with any other government agency, including the Securities and Exchange Commission (“SEC”), or any self-regulatory organization regarding possible violations of law, in each case, without advance notice to Company, (f) recovering an SEC whistleblower award, as provided under Section 21F of the Securities Exchange Act of 1934 (as amended), (g) filing suit to enforce this Agreement, or (h) filing suit to challenge the validity of this Agreement.

8.By signing this Agreement, Employee acknowledges and confirms: (a) that he has received all compensation, including without limitation salary, wages, bonuses, commissions, benefits, severance, vacation pay, incentive compensation, sick pay, insurance, disability insurance, medical benefits, tax reimbursement, paid or unpaid leave, vesting of equity awards, performance awards, or any other allowance, fee, payment, grant, award, or benefit of any nature or description due Employee for all services he provided to Company, and that, except for the payments expressly provided for in Paragraph 2, Employee is not entitled to receive any other compensation, fees, or any other payments or benefits from Company or any of the Released Parties, of any kind or nature whatsoever, whether under applicable law or pursuant to any agreement, arrangement, or understanding between Company and Employee, or any employee benefit plan maintained by Company, whether prior to, on, or after the Resignation Date; (b) that throughout his employment with Company he has received without interference or retaliation all leave and reinstatement to which he was entitled under any applicable federal or State Family and Medical Leave Act, the Uniformed Services Employment and Reemployment Rights Act (“USERRA”), and/or any other federal or state law protecting disability, family or military absences from work; (c) that he is aware of no unreported workplace injury or occupational disease suffered by him; and (d) that he has not been retaliated against by Company for reporting any wrongdoing either to any supervisor, manager or executive of Company or to any governmental authority.

9.The parties recognize and agree that this Agreement does not and shall not constitute an admission of liability or wrongdoing by any Released Party.

10.Prior to or on the Resignation Date, or at any other time as may be requested by Company, Employee shall: (a) deliver to Company all keys, credit cards, if any, ID cards, and any laptops, phones or other electronic devices issued or provided by Company; and (b) return or destroy any and all original and duplicate copies of all his work product and of files, calendars, books, records, notes, notebooks, manuals, computer disks, diskettes, hard-drives, flash-drives, and any other magnetic and other media materials he has in his possession or under his control which contains confidential or proprietary information of Company.

11.Employee represents that he has carefully read and completely understands this Agreement and that he has entered into this Agreement voluntarily after having had up to 21 days to consider it, and to consult with his legal advisors as he was advised in writing by Company to do.

12.Employee shall have seven (7) days after signing this Agreement to revoke it by delivering a written revocation to Laurie D’Arcangelo.  This Agreement shall have no effect unless and until that seven-day period expires without Employee having so revoked.

13.Employee acknowledges that the commitments, waivers and releases he gives in this Agreement are in exchange for valuable consideration to which he is not otherwise entitled, and which constitutes a full accord and satisfaction of any claims he may have against any Released Party.

14.This Agreement constitutes the entire agreement of the parties on the subject matter hereof and supersedes any and all prior agreements, understandings or commitments, oral or written, except Employee’s confidentiality, non-competition and non-solicitation obligations.

15.This Agreement shall be governed by applicable federal law and the laws of the State of New York.

Employee	Date:

PASSUR Aerospace, Inc.	Date:
by its authorized agent

EXHIBIT A

I, Louis J. Petrucelly, hereby resign my position as Senior Vice President, Chief Financial Officer of PASSUR Aerospace, Inc., effective November 13, 2020.

Date:
Louis J. Petrucelly